Exhibit 10.1

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

December 28, 2011

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.  Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”).

In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”), as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:

 (a)           The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares; and

 (b)           The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof.

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

3266.003/489549.1

In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF
THE TREASURY

By:           /s/ Timothy G. Massad
      Name: Timothy G. Massad
     Title: Asst. Secty for Financial Stability

COMPANY:  Mission Community Bancorp

By:           /s/ Mark R. Ruh
      Name:  Mark R. Ruh
      Title:  Executive Vice President
      and Chief Financial Officer

3266.003/489549.1

SCHEDULE A

General Information:
Date of Letter Agreement incorporating the Securities Purchase Agreement: January 9, 2009
Name of the Company: Mission Community Bancorp
Corporate or other organizational form of the Company: C corporation
Jurisdiction of organization of the Company: California
Number and series of preferred stock issued to the Investor at the Closing (Preferred Shares): 5116 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series D
Terms of the Repurchase of the Preferred Shares:
Number of Preferred Shares purchased by the Company: 5,116
Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing): 0001
Per share Liquidation Amount of Preferred Shares: $1,000.00
Accrued and unpaid dividends on Preferred Shares: $30,553.89
Aggregate purchase price for Repurchased Preferred Shares: $5,146,553.89

Investor wire information for payment of purchase price:	ABA Number: [Redacted] Bank: [Redacted] Account Name: [Redacted] Account Number: [Redacted]

3266.003/489549.1095331-0002-11807-Active.11563888.5
2011-12-28_60698176_1  Mission Community Bancorp TARP redemption - FINAL